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AmberPoint                           Software Partnership Agreement
                                     ______________________________



Pursuant    to   a   request   by    ___________________________________________
("PARTNER"), AmberPoint Inc. ("AmberPoint") hereby grants to PARTNER, at no charge, the right to conduct an in-house evaluation and demonstration of the following proprietary software product(s) including user manuals ("Programs(s)"):

AmberPoint Management Foundation, Service Level Manager, Exception Manager, and other AmberPoint products that are available during the term of this agreement

Evidenced by their signatures below, PARTNER and AmberPoint agree to the following:

1. AmberPoint will provide Program(s) to PARTNER on or about _____________________ ("Delivery Date"), and hereby grants PARTNER a limited nonexclusive non-transferable license to reproduce (solely as necessary to install) and use the Programs for the sole purpose of evaluating the Program(s). There are no implied licenses and any rights not expressly granted are reserved.

2. PARTNER agrees that it shall install and implement new AmberPoint products or versions of the AmberPoint products within 30 days of the receipt of a new version or product. PARTNER reserves the right to require AmberPoint to perform any or all of the installations and/or upgrades. In the event that PARTNER requests that AmberPoint perform the installation or upgrade, PARTNER agrees that it will make the appropriate systems, resources, and personnel available to AmberPoint within 30 days of the receipt of a new AmberPoint product or version.

3. PARTNER agrees to work in good faith with AmberPoint to arrange training as appropriate for personnel who will be utilizing and demonstrating the AmberPoint products. AmberPoint shall bear the cost of up to two (2) training sessions for the AmberPoint Management Foundation and one (1) training session for any additional product(s). PARTNER agrees to pay for any additional training sessions.

4. PARTNER agrees to work with the AmberPoint Sales and Customer Experience groups to develop an on-going demonstration of AmberPoint technology. The objective of this demonstration is to assist in joint business development activities. Such demonstration shall be appropriate to communicate concepts and capabilities that are important to PARTNER's customer base. PARTNER agrees that it will be responsible for the development of all aspects of the demonstration project, including the development of Web Services and other functionality as appropriate to support this effort, and ongoing maintenance as required. AmberPoint will provide assistance with the use of AmberPoint products.

5. PARTNER agrees to introduce AmberPoint to a minimum of two projects where AmberPoint products are applicable.

6. Mutual Marketing Activities and Benefits: PARTNER agrees to jointly author a press release announcing the partnership and the availability of the Demo Center Lab to showcase Web Services and AmberPoint's Management Suite of products. PARTNER agrees to list this information on PARTNER's web site. AmberPoint agrees to list PARTNER on the AmberPoint web site.

7. PARTNER agrees that all Program(s) provided hereunder are copyrighted property and constitute trade secrets and proprietary data of AmberPoint, and/or a third party from whom AmberPoint has obtained distribution rights, as are all materials provided by AmberPoint in connection with the Program(s). PARTNER acknowledges that it is obtaining no title to or ownership of any of the Program(s) or other materials licensed or received as a result of this Agreement. PARTNER shall not copy the Program(s) (except as provided in paragraph 1) and shall not transfer or disclose the Programs to any other person, firm or corporation except for those employees of PARTNER who require such knowledge of the Program(s) in the ordinary scope of their employment by PARTNER to evaluate the Programs. PARTNER shall not reverse assemble or reverse compile any Program(s) provided hereunder, in whole or in part, or permit any other person to do so. PARTNER shall not remove any proprietary notices of AmberPoint or its suppliers. All provisions of this paragraph shall survive termination or expiration of this Agreement.


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8.   On or before one year after the Delivery Date,  PARTNER will promptly cease all use of the Program(s) and send written certification to AmberPoint that it has removed all software portions of the Program(s) from its system and destroyed or returned all related documentation provided hereunder.

9. PARTNER and AmberPoint agree to revisit the renewal of this agreement on an annual basis.

10. Inasmuch as this Agreement enables PARTNER to evaluate Program(s) without charge or obligation, THE PROGRAMS ARE PROVIDED "AS IS" AND AMBERPOINT (FOR ITSELF AND ITS SUPPLIERS) DISCLAIMS ALL CONDITIONS, WARRANTIES, AND REPRESENTATIONS, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, ACCURACY, AND QUIET ENJOYMENT. IN NO EVENT WILL AMBERPOINT OR ANY OF ITS SUPPLIERS BE LIABLE TO PARTNER OR TO ANY OTHER PARTY FOR ANY LOSS, INCLUDING BUT NOT LIMITED TO, TIME, MONEY, GOODWILL, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WHICH MAY ARISE FROM USE OF THE PROGRAM(S).

     Executed this ________ day of _________________, 2003 by duly authorized officials of AmberPoint and PARTNER:

                                                    PARTNER
     AmberPoint, Inc.                               ____________________________


     By:    _______________________________         By: ________________________

     Title: ______________________________          Title: _____________________

                  Partner Address:  _______________________________________

                  Point-of-Contact:________________________________________
                  e-mail:          ____________________ Phone______________